SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)              August 31, 2005

Protection One, Inc.	Protection One Alarm Monitoring, Inc.
(Exact Name of Registrant as Specified in Charter)	(Exact Name of Registrant as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

1035 N. 3rd St. Suite 101 Lawrence, Kansas 66044	1035 N. 3rd St. Suite 101 Lawrence, Kansas 66044
(Address of Principal Executive Offices, Including Zip Code)	(Address of Principal Executive Offices, Including Zip Code)

(785) 575-1707	(785) 575-1707
(Registrant’s Telephone Number, Including Area Code)	(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchage Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

Effective as of the close of business on August 31, 2005, Steven V. Williams resigned as Executive Vice President of Protection One, Inc. (“Protection One”) and President of Network Multifamily Security Corporation, an indirect, wholly owned subsidiary of Protection One.  Mr. Williams resigned in connection with Protection One’s ongoing efforts to streamline its internal organizational structure.  Mr. Williams’ Employment Agreement (as amended, the “Employment Agreement”) terminated in accordance with its terms effective as of August 31, 2005.

The Employment Agreement contains terms and conditions regarding Mr. Williams’ employment with Protection One, including salary, duties, employment benefits and severance benefits.  Pursuant to the terms of the Employment Agreement, Mr. Williams will be entitled to, among other things, a lump sum cash payment of approximately $1,195,014, which amount includes (1) a pro rata portion of his bonus for the 2005 fiscal year (as calculated in accordance with the Employment Agreement), (2) the cash equivalent of any accrued paid time off, and (3) 2.0 times the sum of Mr. Williams’ base salary and average annual incentive bonus during the prior three years.  Under the terms of the options granted to Mr. Williams under the Protection One 2004 Stock Option Plan, Mr. Williams was credited with an additional nine months of vesting service in connection with his termination.  Also, pursuant to the terms of the Employment Agreement, Protection One will provide Mr. Williams with an additional lump sum cash payment in lieu of certain medical, dental and life insurance benefits.

In addition, under the terms of the Employment Agreement, if a change in control (as defined in the Employment Agreement) of Protection One were to occur within four months following Mr. Williams’ resignation, then Mr. Williams would receive an additional lump sum cash payment equal to the sum of his base salary and average annual incentive bonus during the prior three years.

In consideration for such payments and benefits, Mr. Williams shall be subject to certain restrictions contained in the Employment Agreement, including those regarding non-competition, non-solicitation and non-disclosure.

The description of the Employment Agreement contained in this Item 1.02 is hereby qualified in its entirety by reference to the original Employment Agreement, dated as of July 23, 2004 and filed as Exhibit 10.4 to Protection One’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, and the First Amendment to the Employment Agreement, dated as of February 8, 2005 and attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1            First Amendment to the Employment Agreement, dated as of February 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date: September 7, 2005	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer

PROTECTION ONE ALARM
MONITORING, INC.

Date: September 7, 2005	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer